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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-86599 and 33-91003 of Citizens Bancshares Corporation on Form S-8 and Form S-3, respectively, of our report dated March 27, 2009, appearing in the Annual Report on Form 10-K of Citizens Bancshares Corporation for the year ended December 31, 2008.

Elliott Davis, LLC

Columbia, South Carolina
March 27, 2009

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  EXHIBIT 23.1